Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-36357) and on Form S-8 (Nos. 333- 88760, 333-62118, 33-39185, 33-36975, 33-44301, 333-42495, 333-13707, 333- 16313, 333-42809, 333-47175, 333-47177, 333-61315, 333-79249, 333-87987, 333-45078 and 333-102688) of Borland Software Corporation of our report dated July 30, 2002 relating to the financial statements of Togethersoft Corporation and Subsidiaries, which appears in the Current Report on Form 8-K/A of Borland Software Corporation dated February 10, 2003.

/S/    PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina

February 10, 2003